Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-169869) and the related Information Statement/Prospectus of Apartment Investment and Management Company and to the incorporation by reference therein of our report dated February 26, 2010 (except for Note 17, as to which the date is September 10, 2010, and Note 13, as to which the date is November 19, 2010), with respect to the consolidated financial statements and schedule of Apartment Investment and Management Company included in its Current Report on Form 8-K dated November 19, 2010, and our report dated February 26, 2010 with respect to the effectiveness of internal control over financial reporting of Apartment Investment and Management Company, included in its Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Denver, Colorado
November 19, 2010